November 12, 1997

MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith
        Incorporated,
J.P. MORGAN & CO.
BEAR, STEARNS & CO. INC.
FURMAN SELZ LLC
  as U.S. Representatives of the several U.S. Underwriters to be named in the within-mentioned U.S. Purchase Agreement

c/o Merrill Lynch & Co.
       Merrill Lynch, Pierce, Fenner & Smith
       Incorporated
North Tower
World Financial Center
New York, New York  10281-1209

MERRILL LYNCH INTERNATIONAL
J.P. MORGAN SECURITIES LTD.
BEAR, STEARNS INTERNATIONAL LIMITED
FURMAN SELZ LLC
  as Lead Managers of the several International Managers to be named in the within-mentioned International Purchase Agreement

c/o Merrill Lynch International
Ropemaker Place
25 Ropemaker Street
London EC24 9L4
England

          Re:  Proposed Public Offering by Metro-Goldwyn-Mayer Inc.

Dear Sirs:

          The undersigned, a stockholder of Metro-Goldwyn-Mayer Inc., a Delaware corporation (the "Company"), understands that (i) Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch"), J.P. Morgan & Co., Bear, Stearns & Co. Inc. and Furman Selz LLC (collectively, the "U.S. Representatives") propose to enter into a purchase agreement (the "U.S. Purchase Agreement") with the Company and (ii) Merrill Lynch International, J.P. Morgan Securities Ltd., Bear, Stearns International Limited and Furman Selz LLC (collectively, the "International Representatives" and, collectively, with the U.S. Representatives, the "Representatives") propose to enter into a purchase agreement (the "International
Purchase Agreement" and, collectively, with the U.S. Purchase Agreement, the "Purchase Agreement") with the Company, the Purchase
Agreements collectively, providing for the public offering of shares (the "Securities") of the Company's common stock, par value $.01 per share (the "Common Stock"). In recognition of the benefit that such an offering will confer upon the undersigned as a stockholder of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with each underwriter to be named in the Purchase Agreements that, during a period of 180 days from the date of the Purchase Agreements, the undersigned will not, without the prior written consent of Merrill Lynch, directly or indirectly, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer any shares of the Company's Common Stock or any securities convertible into or exchangeable or exercisable for Common Stock, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition, or file any registration statement under the Securities Act of 1933, as amended, with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap transaction is to be settled by delivery of Common Stock or other securities, in cash or otherwise; provided, however, that the U.S. Representatives acknowledge that the undersigned has pledged and may pledge in the future any such shares of the Company's Common Stock now or hereafter owned by the undersigned pursuant to its existing and any future pledge or loan agreements; provided further, however, that the undersigned may transfer, or grant options to purchase, up to an aggregate of 312,502 of such shares of Common Stock to the undersigned's directors, officers, employees and affiliates so long as such transferee or optionee agrees in writing to be bound by a letter agreement substantially in the form of this Letter Agreement.

                                          Very truly yours,

                                          TRACINDA CORPORATION


                                             /s/ Jerome B. York
                                          ---------------------------
                                          Name:   Jerome B. York
                                          Title:  Vice Chairman